Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of WestCoast Golf Experiences, Inc. (the “Company”) on Form 10-QSB for the period ending January 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Suzanne Fischer, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to WestCoast Golf Experiences, Inc., and will be retained by WestCoast Golf Experiences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated this 28th day of February, 2008.

/s/ Suzanne Fischer
Suzanne Fischer
Chief Executive Officer, Chief Financial Officer,
President, Secretary, Treasurer, and a Director